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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            Bell Microproducts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             BELL MICROPRODUCTS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 26, 2004

TO THE SHAREHOLDERS OF BELL MICROPRODUCTS INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bell Microproducts Inc., a California corporation (the "Company"), will be held on Wednesday, May 26, 2004, at 1:00 p.m., local time, at the offices of the Company, 1941 Ringwood Avenue, San Jose, California 95131 for the following purposes:

                  1. To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified.

                  2. To approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock from 40,000,000 to 80,000,000.

                  3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.

                  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.

                              By Order of the Board of Directors

                              James E. Illson
                              Executive Vice President, Finance and Operations and Chief Financial Officer


San Jose, California
April 29, 2004


                             YOUR VOTE IS IMPORTANT

         All shareholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Returning your proxy will help the Company ensure a quorum and avoid the additional expense of duplicate proxy solicitations. Any shareholder attending the meeting may vote in person even if he or she has returned the proxy.

                             BELL MICROPRODUCTS INC.

                              1941 RINGWOOD AVENUE

                           SAN JOSE, CALIFORNIA 95131

                                -------------------

             PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

                                -------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Bell Microproducts Inc. (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 26, 2004, at 1:00 p.m., local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company, 1941 Ringwood Avenue, San Jose, California 95131. The telephone number at this address is (408) 451-9400.


         These proxy solicitation materials will first be mailed to shareholders on or about April 29, 2004.


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


         Proposals of shareholders of the Company intended to be presented by such shareholders at the Company's 2005 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2004, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.



         Also, if a shareholder proposal intended to be presented at the 2005 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 15, 2005, then management named in the Company's proxy form for the 2005 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


RECORD DATE AND SHARE OWNERSHIP


         Only shareholders of record at the close of business on April 12, 2004 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The Company has one class of Common Stock outstanding, $0.01 par value. As of the Record Date, the Company had outstanding 27,152,461 shares of Common Stock. For information regarding share ownership of officers, directors and holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."


REVOCABILITY OF PROXIES

         Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive office, 1941 Ringwood Avenue, San Jose, California 95131, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

         Each shareholder voting for the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distribute the shareholder's votes under the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than eight (8) candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company's directors, officers and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy.

QUORUM; VOTES CAST; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "For" or "Against" a matter are treated as being present at the meeting for purposes of establishing a Quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

         While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a Quorum and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a Quorum, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices.

                                                                                                             Beneficial Ownership
                                                                                                             --------------------
                                      Beneficial Owner                                                     Shares(#)      Percent(1)
                                      ----------------                                                     ---------      ----------
FMR Corp. (2)..................................................................................            3,983,792        14.7%
82 Devonshire Street
Boston, MA 02109
The TCW Business Unit (3)......................................................................            2,711,629        10.0%
865 South Figueroa Street
Los Angeles, CA 90017
Dimensional Fund (4)...........................................................................            1,819,786         6.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Royce & Associates, LLC (5)....................................................................            1,764,000         6.5%
1414 Avenue of the Americas
New York, NY  10019
Wells Fargo & Company (6)......................................................................            1,408,406         5.2%
420 Montgomery Street
San Francisco, CA 94104
RS Investment Management (7)...................................................................            1,380,740         5.1%
388 Market Street
San Francisco, CA 94111
W. Donald Bell (8).............................................................................            1,104,271         4.1%
James E. Ousley (9)............................................................................               42,084          *
Gordon A. Campbell (10)........................................................................               50,500          *
Glenn E. Penisten (11).........................................................................              109,645          *
Edward L. Gelbach (12).........................................................................              180,158          *
Eugene B. Chaiken (13).........................................................................               55,500          *
David M. Ernsberger (14).......................................................................               30,000          *
Mark L. Sanders (15)...........................................................................               22,500          *
Philip M. Roussey (16).........................................................................              244,751          *
James E. Illson (17)...........................................................................               78,845          *
Walter E. Tobin (18)...........................................................................               50,000          *
Ian French (19)................................................................................               48,334          *
All current directors and executive officers as a group (15 persons) (20)......................            2,116,672         7.6%


--------------
*Represents less than 1% of the outstanding shares of Common Stock.

(1) Shares not outstanding but deemed beneficially owned by virtue of a person's right to acquire them as of the Record Date or within 60 days of the Record Date are treated as outstanding only when determining the percent owned by such individual and the percent owned by the group.

(2) According to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by FMR Corp. ("FMR"), Edward C. Johnson 3d, Chairman of principal shareholder of FMR ("Mr. Johnson"), and Abigail P. Johnson, a director and principal shareholder of FMR ("Ms. Johnson"), (i) 2,002,354 of the shares are beneficially owned by Fidelity Management & Research Company ("Fidelity Research") as an investment adviser to various investment companies (the "Funds"), with Mr. Johnson, FMR and the Funds each having sole power to dispose of such shares and the Funds having the sole power to vote or direct the vote of such shares, and (ii) 259,300 of the shares are beneficially owned by Fidelity Management Trust Company ("Fidelity Trust") as an investment manager of institutional accounts, with Mr. Johnson and FMR each having the sole power to dispose of and the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Trust are wholly-owned subsidiaries of FMR.


(3) Represents shares held by The TCW Group, Inc. ("TCW") and The TCW Business Unit, which is made up of Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company, direct and indirect subsidiaries of TCW. The ultimate parent of TCW is Societe Generale, S.A., a corporation formed under the laws of France. TCW and The TCW Business Unit share voting and dispositive power over all of the shares. The Company has relied on information contained in a
         Schedule 13G filed with the Securities and Exchange Commission on February 9, 2004.



(4) Dimensional Fund Advisors Inc., an investment adviser, has sole voting and dispositive power over all of the shares. The Company has relied on information in a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2004.



(5) Royce & Associates, LLC, an investment adviser, has sole voting and dispositive power over all of such shares. The Company has relied on information in a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2004.


(6) Wells Fargo & Company filed a Schedule 13G with the Securities and Exchange Commission on February 12, 2004 on behalf of its subsidiaries, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Investments, LLC, each of which is an investment advisor. Wells Fargo & Company has sole voting power over 1,403,481 of the shares and shared voting power over 200 of the shares, and it has sole dispositive power over 1,407,806 of the shares and shared dispositive power over 600 of the shares. Wells Capital Management Incorporated reports that it beneficially owns 1,407,806 shares, with sole voting power over 1,387,900 shares and sole dispositive power over 1,407,806 shares and no voting or dispositive power over the remaining shares.

(7) RS Investment Management, L.P. ("RS LP"), a registered investment advisor, RS Investment Management Co. LLC ("RS LLC"), the general partner of RS LP, and G. Randall Hecht ("Hecht"), a control person of RS LP and RS LLC, share the voting and dispositive power over all of the shares. The Company has relied on information contained in a
         Schedule 13G filed with the Securities and Exchange Commission on February 18, 2004.

(8) Includes 882,521 shares held by the Bell Family Trust and 71,250 shares subject to stock options exercisable within 60 days after the Record Date.

(9) Represents 33,750 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Ousley.

(10) Includes 37,500 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Campbell.

(11) Represents 49,645 shares held by the Penisten Family Trust and 60,000 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Penisten.

(12) Represents 95,158 shares held by the Edward L. Gelbach 1987 Trust, 25,000 shares held by ELG Limited, of which Mr. Gelbach is a principal, and 60,000 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Gelbach.

(13) Includes 52,500 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Chaiken.

(14) Represents 30,000 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Ernsberger.

(15) Represents 22,500 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Sanders.

(16) Includes 155,344 shares held by the Roussey Family Trust and 87,750 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Roussey.

(17) Includes 75,000 shares subject to stock options exercisable within 60 days after the Record Date by Mr. Illson.

(18) Includes 50,000 shares subject to options exercisable within 60 days after the Record Date by Mr. Tobin.

(19) Includes 33,750 shares subject to stock options exercisable within 60 days after the Record Date by Mr. French.

(20) Includes 709,175 shares subject to stock options exercisable within 60 days after the Record Date by the executive officers and directors.

                              CORPORATE GOVERNANCE

         Our business affairs are conducted under the direction of the Board of Directors in accordance with the California Corporations Code and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. In February 2004, each of our directors attended a seminar with respect to corporate governance and compliance with the Sarbanes-Oxley Act. The corporate governance practices that we follow are summarized below.

CORPORATE GOVERNANCE GUIDELINES

         The Board of Directors has adopted Corporate Governance Guidelines that, along with the Company's Certificate of Incorporation and Bylaws and the charters of the Board committees, provide a framework for the governance of the Company. The Guidelines are intended to assist the Board in the exercise of its responsibilities and include directives on all areas of the Board's responsibilities. A copy of the Guidelines can be found on our website at www.bellmicro.com.

INDEPENDENCE

         The Board has determined that a majority of its members are "independent" as defined by the listing standards of the Nasdaq Stock Market. Our independent directors are Gordon A. Campbell, Glenn E. Penisten, Edward L. Gelbach, Eugene B. Chaiken, David M. Ernsberger and Mark L. Sanders.

CODE OF ETHICS AND CODE OF CONDUCT/PROPER BUSINESS PRACTICES

         CODE OF ETHICS. The Chief Executive Officer, Chief Financial Officer and the Corporate Controller have signed the Company's Code of Ethics. The Code addresses such topics as acting with honesty and integrity, avoiding conflicts of interest, providing full, fair, timely and accurate disclosure to the SEC and in other public communications and compliance with rules and regulations of governmental and public regulatory agencies. The Code is available free of charge on the Company's website at www.bellmicro.com. and in print to any shareholder who sends a request for a paper copy to Bell Microproducts Inc., Attn. Investor Relations, 1941 Ringwood Avenue, San Jose, CA 95131-1721. The Company intends to include on its website any amendment to, or waiver from, a provision of its Code that applies to our Chief Executive Officer, Chief

Financial Officer and Corporate Controller that relates to any elements of the code of ethics definition enumerated in Item 406 of Regulation S-K.

         CODE OF CONDUCT/PROPER BUSINESS PRACTICES. All employees, including the Company's executive officers, have signed the Company's Code of Conduct/Proper Business Practices. This Code addresses protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading, among other Company policies. The Code is available free of charge on the Company's website at www.bellmicro.com. and in print to any shareholder who sends a request for a paper copy to Bell Microproducts Inc., Attn. Investor Relations, 1941 Ringwood Avenue, San Jose, CA 95131-1721.

         ETHICS HOT LINE. We have a telephone hot line, managed by a third party, that gives all employees a way to confidentially report any actual or perceived unethical behavior or violations or suspected violations of our Codes.

MEETING ATTENDANCE

         BOARD AND COMMITTEE MEETINGS. During fiscal 2003, the Board held five
(5) meetings. Each director, except Gordon Campbell, attended at least 75% of the meetings of the Board and the committees on which such director served. Beginning in 2004, except in extenuating circumstances, all directors must attend a minimum of 75% of the meetings of the Board and the committees on which such director serves.

         ANNUAL MEETING OF SHAREHOLDERS. Our policy is that all directors are expected to attend our annual meetings of shareholders. If a director is unable to attend an annual meeting, the director is requested to provide notice to our Secretary prior to the meeting.

EXECUTIVE SESSIONS OF THE BOARD

           An executive session of non-management directors is held at the time of each Board meeting.

COMMITTEES OF THE BOARD

         Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.


         AUDIT COMMITTEE. The Audit Committee, consisting of independent directors, Eugene B. Chaiken, as Chair, Glenn E. Penisten and Edward L. Gelbach, was established to review, in consultation with the independent accountants, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee has adopted a policy setting forth its procedures with respect to the independence, engagement, evaluation and rotation of the Company's independent accountants as well as the pre-approval of all audit and non-audit services to be provided by the independent accountants. The Board has named Eugene B. Chaiken as the "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. The Company acknowledges that the designation of Mr. Chaiken as the audit committee financial expert does not impose on Mr. Chaiken any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Chaiken as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The Audit Committee's Report is on page 13. The Audit Committee met five (5) times during fiscal year 2003.



         COMPENSATION COMMITTEE. The Compensation Committee currently consists of David M. Ernsberger, as Chair, Mark L. Sanders and Gordon A. Campbell, each of whom is independent. The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for the Chief Executive Officer and other key executives of the Company, among other things. The Compensation Committee's Report is on page 16. The Compensation Committee met four (4) times during fiscal 2003.

         GOVERNANCE/NOMINATING COMMITTEE. The Governance/Nominating Committee consists of Edward L. Gelbach, as Chair, David M. Ernsberger and Mark L. Sanders, each of whom is independent. The Governance/Nominating Committee was established to select candidates for the Company's Board of Directors, select members of the various committees and address corporate governance matters, among other things. The policies of the Governance/Nominating Committee are described more fully in the Governance/Nominating Committee's Report on page 8. The Governance/Nominating Committee met four (4) times during fiscal 2003.


COMMUNICATIONS WITH THE BOARD

         Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

                       Holly Anderson, Corporate Secretary
                             Bell Microproducts Inc.
                              1941 Ringwood Avenue
                           San Jose, California 95131

COMPENSATION TO NON-EMPLOYEE DIRECTORS

         Directors who are not employees of the Company receive an annual fee of $8,000 payable $2,000 per quarter. Beginning with the 2004 Annual Meeting, this fee will be paid in the form of restricted stock units having a value of $8,000 as of the date of grant, which restricted stock units will vest in 25% increments every three months if the director remains on the Board. In addition, the non-employee directors receive a fee of (i) $4,000 for each Board meeting attended in person or $2,000 for attendance by telephone and (ii) $2,000 per committee meeting attended in person or $1,000 for attendance by telephone. The lead director receives an additional fee of $4,000 for each Board meeting attended in person or $2,000 for attendance by telephone. The chair of each committee receives an additional fee of $2,000 for each committee meeting attended in person or $1,000 for attendance by telephone. In addition, under the terms of the Company's 1998 Stock Option Plan, each non-employee director automatically receives a nonqualified option to purchase 22,500 shares of the Company's Common Stock upon his or her initial election as a director and a nonqualified option to purchase 7,500 shares of Common Stock annually thereafter. As of August 27, 2003, Mr. Sanders was granted an option to purchase 22,500 shares at an option price of $7.23 per share. As of May 22, 2003, Messrs. Campbell, Chaiken, Gelbach, Penisten and Ernsberger were each granted an option to purchase 7,500 shares at an option price of $4.12 per share. Mr. Ousley was employed by Bell Microproducts until August 2003; therefore, he did not receive any compensation as a director until after such date and did not receive a stock option in 2003.

STOCK OWNERSHIP POLICY FOR OFFICERS AND DIRECTORS

         The Board of Directors has adopted stock ownership guidelines for the non-employee directors, the Chief Executive Officer and all other executive officers of the Company. Within five years from the appointment or, in the case of current directors and executive officers, on or before March 29, 2009, stock ownership should be attained as follows:

         - Non-employee directors - stock having a value equal to a minimum of 5 times the annual fee

         - Chief Executive Officer - stock having a value equal to a minimum of 5 times the annual salary

         - Other executive officers - stock having a value equal to a minimum of 1 times the annual salary

                     GOVERNANCE/NOMINATING COMMITTEE REPORT

         In accordance with a written charter adopted by the Board of Directors, the Governance/Nominating Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Bell Microproducts and the Board shall be governed; the codes of ethical conduct and legal compliance by which Bell Microproducts and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of the Company, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. The Committee has established a performance review process for the directors, which was implemented in the first quarter of 2004. If a director changes jobs, such director shall tender a letter of resignation to the Governance/Nominating Committee, which will make recommendations as to whether to accept or reject the resignation in a manner that is best for the Board and Bell Microproducts.

         The Governance/Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, have high moral character and mature judgment, be able to work collegially with others and not be serving on more than five boards of other public companies. In addition, factors such as the following shall be considered:

         -        appropriate size and diversity of the Board;

         - needs of the Board with respect to particular talent and experience;

         - knowledge, skills and experience of nominee, including experience in our industry, finance and management and the knowledge, skills and experience of other members of our Board;

         -        familiarity with domestic and international business affairs;

         -        age and legal and regulatory requirements;

         - appreciation of the relationship of our business to the changing needs of society; and

         - desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

         Shareholders who wish to recommend one or more directors must provide written recommendation to the Secretary of Bell Microproducts. Notice of a recommendation must include the shareholder's name, address and the number of Bell Microproducts shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer's business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Bell Microproducts may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

         Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to the Secretary of the Company at the address below. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder's name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal. The Secretary will forward the proposals and recommendations to the Governance/Nominating Committee.

                       Holly Anderson, Corporate Secretary
                             Bell Microproducts Inc.
                              1941 Ringwood Avenue
                           San Jose, California 95131

         A copy of the current Governance/Nominating Committee Charter can be found on the Company's website at www.bellmicro.com.

                                Members of the Governance/Nominating Committee
                                          Edward L. Gelbach
                                          David M. Ernsberger
                                          Mark L. Sanders

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Governance/Nominating Committee determined that the number of directors on the Board be set at eight (8) and that the eight people named below be the Company's nominees for election at the Annual Meeting. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company's nominees named below. All nominees are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Governance/Nominating Committee of the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

         The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them and their ages as of the Record
Date:

              Name                                 Age        Position(s) with the Company                          Director Since
              ----                                 ---        ----------------------------                          --------------
W. Donald Bell                                     66         President, Chief Executive Officer
                                                                   and Chairman of the Board                              1987
James E. Ousley                                    58         Director                                                    1998
Gordon A. Campbell (1)                             59         Director                                                    1988
Glenn E. Penisten (2)                              72         Lead Director                                               1988
Edward L. Gelbach (2)(3)                           72         Director                                                    1993
Eugene B. Chaiken (2)                              63         Director                                                    1998
David M. Ernsberger (1)(3)                         58         Director                                                    2002
Mark L. Sanders (1)(3)                             60         Director                                                    2003

           (1)   Member of the Compensation Committee.
           (2)   Member of the Audit Committee.
           (3)   Member of the Governance/Nominating Committee.

         W. Donald Bell has been President, Chief Executive Officer and Chairman of the Board of the Company since its inception in 1987. Mr. Bell has over 30 years of experience in the electronics industry. Mr. Bell was formerly the President of Ducommun, Inc. and its subsidiary, Kierulff Electronics, Inc., as well as Electronic Arrays, Inc. He has also held senior management positions at Texas Instruments Incorporated, American Microsystems, Inc. and other electronics companies.

         Gordon A. Campbell has served on the Company's Board of Directors since May 1988. Mr. Campbell is a managing member of the general partners of the following venture capital funds: Techfund Capital, L.P., Techfund Capital II, L.P., Techfarm Ventures, L.P. and Techfarm Ventures (Q), L.P. Mr. Campbell has been President of TechFarm Management, Inc., an incubation company for new technology companies, since he founded TechFarm in 1993. Mr. Campbell has founded and been involved in the start-up of numerous Silicon Valley companies, including Seeq, CHIPS and Technologies, Inc., a semiconductor and related device company, 3dfx Interactive and Cobalt Networks. Mr. Campbell also serves as a director of palmOne, Inc.

         Glenn E. Penisten, who was appointed as Lead Director in February 2003, has served on the Company's Board of Directors since May 1988. Since 1985, Mr. Penisten has served as General Partner of Alpha Venture Partners III, a venture capital fund.

         Edward L. Gelbach has served on the Company's Board of Directors since March 1993. From 1971 to 1988, Mr. Gelbach was Senior Vice President and a director of Intel, and since 1989 he has been an independent investor.

         James E. Ousley has served on the Company's Board of Directors since February 1998, serving as Vice Chairman from October 2000 to August 2003. Mr. Ousley has served as President and CEO of Vytek, Inc., a wireless integration company, since September 2000 and also serves on its Board. From August 1999 to October 2000, Mr. Ousley was President, CEO and Chairman of Syntegra (USA) Inc. From August 1992 to August 1999, Mr. Ousley was President and Chief Executive Officer of Control Data Systems. From February 1990 to July 1992, Mr. Ousley was Executive Vice President of Ceridian. From May 1989 to February 1990, Mr. Ousley was President of Ceridian's Computer Products business. From January 1989 to April 1989, Mr. Ousley was Vice President, Marketing and Sales for Ceridian's Computer Products business. Mr. Ousley is currently a director of ActivCard S.A., an authentication software company; Norstan, Inc., a communications integration company; and Savvis Communication Corporation, a communications company.

         Eugene B. Chaiken has served on the Company's Board of Directors since November 1998. Since 1973, Mr. Chaiken has served as the Chairman, President and Chief Executive Officer of Almo Corporation, a major appliance, consumer electronics and wire and cable distribution company.

         David M. Ernsberger has served on the Company's Board of Directors since July 2002. Mr. Ernsberger has served as President of Ernsberger Partnerships, Inc., a consulting and investments company, since founding it in 2001. From 1994 to 2001, Mr. Ernsberger served as Group Vice President of Worldwide Sales and Support for IBM Technology Group. Mr. Ernsberger served as President and Chief Executive Officer of SkillSet Software, Inc. from 1993-1994. From 1967 to 1993, Mr. Ernsberger held various senior executive positions with IBM Corporation.

         Mark L. Sanders has served on the Company's Board of Directors since August 2003. Mr. Sanders has served as Chairman of the Board of Pinnacle Systems, Inc. since July 2002. From January 1990 to July 2002, Mr. Sanders served as President and Chief Executive Officer of Pinnacle. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division of Ampex, Inc., a manufacturer of video broadcast equipment. Mr. Sanders is also a director of LookSmart, Ltd.

VOTE REQUIRED

         The eight (8) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. No shareholder may vote for more than eight (8) persons for director.

                                   PROPOSAL 2
             INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


         The Board of Directors proposes that the Company amend its Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock from 40,000,000 to 80,000,000. As of the Record Date, the total number of outstanding shares of Common Stock was 27,152,461 shares.



REASONS FOR THE AMENDMENT



         An increase in the total number of authorized shares of Common Stock will provide the shares needed for employee stock plans and convertible securities that are currently outstanding, as well as additional shares of Common Stock for potential growth in the Company. With the increased authorized common stock, the Company would have greater flexibility in structuring possible future financings and acquisition and meeting other corporate needs which might arise. The Company has no current commitments or plans for the issuance of Common Stock other than in connection with our employee stock plans and convertible securities. As of March 31, 2004, the number of authorized common shares reserved for issuance upon exercise of outstanding options is 3,995,274 shares, upon vesting of outstanding restricted stock units is 759,679 shares and upon conversion of outstanding convertible securities (described below) is 10,038,329 shares. Of these amounts, options to purchase 1,388,863 shares are currently exercisable and no convertible securities are currently convertible. In addition, 1,351,151 shares are reserved for future issuance under our stock option and employee stock purchase plans. If this proposal is approved by the stockholders, almost 37,000,000 authorized shares of Common Stock would be unreserved and available for future issuances.



         The outstanding convertible securities are $110,000,000 aggregate principal amount of 3 3/4% Convertible Subordinated Notes issued in a private offering in March 2004. The notes are unsecured and bear interest at the rate of 3 3/4% per year from the date of original issuance. Interest is payable semi-annually in arrears on March 5 and September 5 of each year, commencing September 5, 2004. The notes mature on March 5, 2024. Upon the occurrence of certain conditions, the Company may redeem the notes at any time on or after March 5, 2009 and before March 5, 2011; the noteholders may convert the notes into Common Stock on or after March 5, 2009; and the noteholders may require a repurchase of notes on March 5, 2011, March 5, 2014 or March 5, 2019. Substantially all of the net proceeds of approximately $106 million was used to repay a portion of amounts outstanding under the Company's revolving lines of credit and 9% senior subordinated notes.



         The Company may use additional shares of Common Stock to partially finance potential acquisitions. In addition, the Company may consider conducting an equity offering to raise capital or reduce existing debt. Future issuances of common stock may have a significant dilutive effect on the equity interests of current stockholders.



         Approval of an increase in the authorized number of shares of Common Stock generally empowers the directors of the Company to issue additional shares of Common Stock without giving notice to the shareholders or obtaining their approval, except in certain circumstances such as in connection with the adoption of certain employee benefit plans or the issuance of private equity that is subject to The Nasdaq Stock Market shareholder approval rules. The Nasdaq rules generally require us to obtain shareholder approval for issuances of Common Stock in connection with (i) the acquisition of another company if an officer, director or significant shareholder has a 5% or greater interest (or a 10% interest collectively) or the issuance or potential issuance of stock will be equal to 20% or more of the outstanding shares or voting power before the issuance, (ii) the sale of Common Stock in a private transaction if the sale is equal to 20% or more of the outstanding Common Stock or voting power and is sold for less than the greater of book or market value of the stock, (iii) the issuance of Common Stock that results in a change of control or (iv) the adoption of certain stock option or purchase plans or other equity compensation arrangements.

         The Company's proposal to increase the authorized number of shares of Common Stock is not submitted in response to any accumulation of stock or threatened takeover. However, the increase in authorized common stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders' interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not such transaction is favored by management. Except as noted below, the Company does not have any provisions in its governing documents that have an anti-takeover effect nor does it have plans to subsequently implement measures having anti-takeover effects. The Company's Articles of Incorporation authorize a class of 10,000,000 shares of preferred stock that is undesignated as to rights, preferences, privileges and restrictions. The Board has the authority to determine the rights, preferences, privileges and restrictions of these shares in one or more series and to issue such shares without shareholder approval. In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the Board could create a series of preferred stock with rights and preferences that could impede the completion of such a transaction and issue such preferred stock to persons who would support the Board in opposing the transaction. The Board does not intend to issue any shares of preferred stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders.



VOTE REQUIRED



         The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to the Amended and Restated Articles of Incorporation.


                                   PROPOSAL 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Audit Committee has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1988. Although it is not required to do so, the Board wishes to submit the selection of PricewaterhouseCoopers LLP to the shareholders for ratification. In the event that a majority of the Votes Cast are against the ratification, the Audit Committee will reconsider its selection.

         A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

         The Board of Directors recommends that shareholders vote "FOR" the ratification of appointment of independent accountants.

AUDIT FEES

         The Company paid the following fees to PricewaterhouseCoopers LLP for fiscal years 2002 and 2003:

                                                 FY 2002          FY 2003
                  Audit Fees                    $614,000         $770,000
                  Audit-Related Fees              56,000           48,000
                  Tax Fees                       119,000           92,000
                  All Other Fees                       0                0
                                             -----------      -----------
                  Total                         $789,000         $910,000

      Audit fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

      Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions and response to the SEC's comments on prior reports and registration statement filings.

      Tax fees include fees for services provided in connection with tax compliance, planning and reporting.

      The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence and has determined that such services are compatible with maintaining PricewaterhouseCoopers LLP's independence.

PRE-APPROVAL POLICY

      Pursuant to the Audit Committee's pre-approval policy, it is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent auditors or any other auditing or accounting firm. The Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting.

                             AUDIT COMMITTEE REPORT

      The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

      In accordance with its written charter (set forth in Appendix A hereto) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

      (1) reviewed and discussed the audited financial statements with management;

      (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

      (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

                          Members of the Audit Committee:
                                   Eugene B. Chaiken
                                   Edward L. Gelbach
                                   Glenn E. Penisten


                       ADDITIONAL INFORMATION RELATING TO
                      DIRECTORS AND OFFICERS OF THE COMPANY

CERTAIN TRANSACTIONS

      Mark L. Sanders, a director of the Company, is Chairman of the Board of Pinnacle Systems, Inc. ("Pinnacle"), a customer of Bell Microproducts. Sales to Pinnacle for the year ended December 31, 2003 were $647,000, with an accounts receivable balance at December 31, 2003 of $11,000. We believe that the terms of the transactions with Pinnacle were no more favorable than sales to unaffiliated parties.

      David M. Ernsberger, a director of the Company, provided consulting services to the Company through Ernsberger Partnerships, Inc. during 2003, for which he was paid approximately $55,000 in consulting fees. The Company has entered into an agreement with Ernsberger Partnerships, Inc. for consulting services to be provided in 2004 for an annual fee of $55,000.

EMPLOYMENT AGREEMENTS

      The Company entered into an Employment Agreement effective July 1, 1999, as subsequently amended, with W. Donald Bell, its Chairman, President and Chief Executive Officer. The Employment Agreement provides for a minimum base salary of $375,000 per year. Mr. Bell's salary was set at $550,000 for 2000 and continues to be set at such amount for 2004. The Employment Agreement also provides for participation in all Company annual incentive compensation plans, including the Management Incentive Program, a lump-sum cash incentive payment (the "EPS Enhancement Incentive") based on the Company's annual net earnings per share, payment of premiums for long-term disability insurance, reimbursement for ordinary and necessary travel and other out-of-pocket expenses, and participation in other employee benefit plans and programs, including the Company's Supplemental Executive Retirement Plan. In the event that Mr. Bell's employment is terminated by the Company without cause or in the event of Mr. Bell's involuntary termination, Mr. Bell shall be entitled to receive his salary and benefits through the expiration of the term of employment, cash payments based on the EPS Enhancement Incentive that Mr. Bell may have earned during the initial term of employment, and full acceleration of unvested stock options and restricted stock awards, subject to certain restrictions. In addition, the Employment Agreement provides for a two-year covenant not to compete with the Company.

      On April 1, 2003, the Company entered into an Employment Agreement with Walter Tobin, the Company's Executive Vice President, OEM Division, which Employment Agreement has a three-year term and automatically renews for subsequent 12-month periods unless a non-renewal notice is given by the Company or Mr. Tobin. The Employment Agreement provides for a base salary of $250,000 per year. The Employment Agreement also provides for participation in all Company annual incentive compensation plans, including the Management Incentive Plan, reimbursement for ordinary and necessary travel and other out-of-pocket expenses, and participation in other employee benefit plans and programs. In the event that Mr. Tobin's employment is terminated by the Company without cause, Mr. Tobin shall be entitled to receive his salary, benefits and pro-rated bonus, if any, through his termination date, plus he shall be entitled to a severance payment equal to six (6) months of his then current base salary. In addition, the Employment Agreement provides for a one-year covenant not to compete with the Company.

      The Company entered into Management Retention Agreements with W. Donald Bell, Philip M. Roussey, Walter E. Tobin and James E. Illson. The Management Retention Agreements have three-year terms, subject to extension in the event there has been a change of control. The Management Retention Agreements provide that in the event the employee's employment terminates within 12 months following a change of control, then the employee is entitled to receive the following severance benefits. If the employee is involuntarily terminated other than for cause, then the employee will receive a cash payment equal to the employee's base annual salary, continued Company-paid employee benefits for one year from the date of the change of control or until the date that the employee becomes covered under another employer's benefit plans and full vesting of unvested stock options. In the event that the employee's employment is terminated for any reason either prior to the occurrence of a change of control or after the 12-month period following a change of control, then the employee is entitled only to receive severance and other benefits under established Company severance and benefits plans and practices or pursuant to other agreements with the Company.

      In March 2004, Mr. French resigned from his position as President of Europe and as an executive officer of the Company. The Company entered into a Compromise Agreement, pursuant to which Mr. French released the Company from all claims and rights of action. In consideration of this release and pursuant to Mr. French's 2000 Employment Agreement, which includes a 12-month non-compete requirement and a 12-month severance for Mr. French, the Company and Mr. French agreed to maintain the 12-month non-compete agreement and to make severance payments to Mr. French equal to his annual salary, incentive guarantees and certain benefits. The severance payments are being paid in installments.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent shareholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during fiscal year 2003, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were complied with, except that a Form 4 was not timely filed to report the exchange of a stock option for the grant of restricted stock units by Messrs. Bell, Ousley, French, Jacquet, Roussey and Sturgeon. In addition, an option grant to Mr. Bell was reported late on a Form 4.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No interlocking relationship exists among members of the Company's Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company.

COMPENSATION COMMITTEE REPORT

      Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee, Messrs. David Ernsberger, Gordon Campbell and Mark L. Sanders, are non-employee directors. Decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board (which did not modify or reject any Compensation Committee decisions during 2003). The Charter of the Compensation Committee is available on the Company's website at www.bellmicro.com.

                   COMPENSATION COMMITTEE REPORT

      COMPENSATION PHILOSOPHY AND RELATIONSHIP OF PERFORMANCE. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 2003 as endorsed by the Board of Directors.
The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee approves the compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body. In carrying out its duties, the Compensation Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its shareholders.

      The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of the key executives with those of shareholders.

      The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits (including a car allowance for certain Named Executive Officers(as defined below)), and long-term incentive opportunity in the form of stock options and stock ownership. The annual compensation components consist generally of equal or lower base salaries than those of companies within the industry combined with incentive plans based on the Company's financial performance that can result in total compensation generally in line with those at comparable companies. Long-term incentives are tied to stock performance through the use of stock options and restricted stock units. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and structure are in the best interests of the shareholders.

      Executive compensation for fiscal 2003 consisted of base salary and performance incentives paid in the form of cash and long-term incentives.

      ANNUAL INCENTIVE ARRANGEMENTS. The Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus amount for each executive officer. Performance goals for purposes of determining annual incentive compensation are established, which include pre-tax profit and other strategic and financial measurements. Senior management, including the Named Executive Officers, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets. The target incentive compensation levels established by the Compensation Committee for 2003 expressed as a percentage of base salary for the Named Executive Officers were approximately 68%.

      For 2003, the Committee developed a first half incentive plan based on the financial performance during Q1 and Q2, a second half incentive plan based on the financial performance during Q3 and Q4, and annual strategic objectives. Because of the first half financial performance, the Chief Executive Officer and most other executive officers received no incentive compensation for the first half. However, the Company did achieve its second half financial plan that resulted in incentive compensation being paid to the Chief Executive Officer and other executive officers. In addition, for the total year, all Named Executive Officers, except Mr. French, received incentive bonus payments based on the accomplishment of their annual strategic objectives.

      EQUITY INCENTIVES. The Compensation Committee of the Board of Directors generally determines grants of stock options and restricted stock units to eligible employees including the Named Executive Officers. The Committee believes that equity incentives granted to management reinforce the Committee's philosophy that management compensation should be closely linked with shareholder value.

      OTHER COMPENSATION PLANS. The Company has adopted certain broad-based employee benefit plans in which all employees, including the Named Executive Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's 401K Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Executive Officers, can contribute a percentage of their annual compensation. Although the 401(k) Plan allows for the Company to make matching contributions, the Company did not make a matching contribution for participants in 2003. The Company also has adopted the Stock Purchase Plan under Section 423 of the Code, pursuant to which participating employees can purchase the Company's stock at a discount through payroll deductions. In addition, the Company has provided a Supplemental Executive Retirement Plan for Mr. Bell. Effective July 1, 2002, the Board of Directors approved a change to Mr. Bell's employment agreement granting him a non-qualified Supplemental Executive Retirement Plan ("SERP"). The SERP is geared to retain Mr. Bell as Chief Executive Officer of the Company and provides supplemental income benefits to Mr. Bell or his survivors upon his retirement or death. In addition, the Board of Directors approved additional death benefits to other key employees of the Company. The funding of these plans is through company-owned life insurance policies for its benefit on the life of Mr. Bell and the other key employees. A grantor "rabbi" trust is being established for the purpose of accumulating funds with which to meet the Company's future obligations under these plans. Although the trust is irrevocable with certain exceptions, the benefits under the plans remain the Company's obligation; however, it is estimated that the proceeds from the life insurance benefits will be sufficient to recover, over time, the full cost of the benefits being provided, plus the cost of insurance.

      MR. BELL'S 2003 COMPENSATION. Compensation for the Chief Executive Officer aligns with the philosophies and practices discussed above for executive officers in general. All compensation determinations and stock option grants to the Chief Executive Officer are reviewed by the Compensation Committee with the Board of Directors. Mr. Bell is not eligible to participate in the Employee Stock Purchase Plan. The target incentive compensation level established for Mr. Bell for 2003, expressed as a percentage of his base salary, was 100%. For 2003, Mr. Bell's target incentive was based on financial performance of the Company during the first half of the year, financial performance during the second half of the year and the accomplishment of annual strategic objectives. Mr. Bell was not paid a bonus for the first half of the year because the Company's first half financial goals were not achieved. The Company did achieve its financial goals during the second half of the year and Mr. Bell earned his target incentive compensation for that period. This incentive bonus, along with incentives paid due to accomplishment of Mr. Bell's annual strategic objectives, resulted in a total incentive bonus as shown in "Executive Compensation-Summary Compensation Table."

      STOCK OPTION EXCHANGE. As discussed in our Annual Report on Form 10-K for the year ended December 31, 2003, we completed an offer to current employees and officers for the exchange of stock options with exercise prices of $11.75 or greater for restricted stock (the "Option Exchange"). Participants also were required to tender all options granted on or after May 26, 2002 regardless of the exercise price of such options. Certain of the Named Executive Officers participated in the Option Exchange. The offer provided for an exchange ratio of three option shares surrendered for each restricted stock unit received. The restricted stock units vest in 25% annual increments. The Option Exchange was implemented to provide compensation and an incentive and to further advance our corporate goals of retaining and motivating our employees. Many of the outstanding options had exercise prices that were significantly higher than the market price of our common stock. We hoped to maximize shareholder value by creating better performance incentives for, and thus increasing retention of, our officers and employees. On January 3, 2003, we exchanged 2,234,250 stock options in the Option Exchange and issued restricted stock units for 744,802 shares with a value of $4,036,827 based on the closing price of $5.42 on such date.

                                Compensation Committee
                                     David M. Ernsberger
                                     Gordon A. Campbell
                                     Mark L. Sanders

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation for the three fiscal years ended December 31, 2003 to the Company's Chief Executive Officer and the other most highly compensated executive officers based on salary and bonus earned or accrued for fiscal year 2003 (the "Named Executive Officers").

                                                                                         Long-Term
                                              Annual Compensation                   Compensation Awards
                                              -------------------                   -------------------
                                                                    Other
                                                                    Annual       Restricted     Securities    All Other
                               Fiscal    Salary                  Compensation       Stock       Underlying   Compensation
Name and Principal Position     Year       ($)      Bonus ($)          ($)       Awards ($)     Options (#)       ($)
---------------------------     ----       ---      ---------          ---       ----------     -----------       ---
W. Donald Bell                  2003    $550,000     $556,600      $3,600 (1)     $542,000(4)     100,000      $16,941(2)
  President, Chief Executive    2002     550,000      197,725       3,600               --             --       16,941
  Officer and Chairman of the   2001     550,000       80,000       3,600               --             --       18,340
  Board

Philip M. Roussey               2003    $250,000     $114,122      $3,600(1)     $  36,140(4)      20,000      $14,541(3)
  Executive Vice President of   2002     250,000       60,938       3,600          171,500         25,000        7,271
  Enterprise Marketing          2001     249,300       17,465       3,600               --         10,000           --

James E. Illson                 2003    $342,500     $182,400      $3,600(1)            --         50,000      $10,682(3)
  Executive VP Finance &        2002     200,000       78,322      1,3911               --        250,000        5,176
  Operations and Chief
Financial
  Officer

Walter E. Tobin                 2003    $181,731     $141,915(5)   $2,700(1)            --        200,000      $21,853(6)
  Executive VP OEM Division

Ian French                      2003    $284,600     $109,378     $69,157(8)      $316,170(4)          --      $10,351(3)
  Former President, Bell        2002     209,261       99,801      43,276          274,400         25,000        5,176
   Microproducts, Europe(7)     2001     189,280      117,164      39,144               --         90,000           --

--------------

(1)   Represents a car allowance paid by the Company.

(2)   Represents payment to a Supplemental Executive Retirement Plan.

(3) Represents the applicable portion of the premium paid by the Company for life insurance on the executive officer, of which the Company is the owner and beneficiary; provided, however, that the Company has agreed to use part of the proceeds to fund a death benefit for the executive officer.

(4) On January 3, 2003, restricted stock units were granted to Mr. Bell (100,000 units), Mr. Roussey (6,668 units) and Mr. French (58,334 units) in exchange for outstanding stock options, which options were cancelled. The value of the restricted stock units shown above is determined by multiplying the number of restricted stock units granted on the date of grant by $5.42, the closing price of a share of Common Stock on such date. The restricted stock units initially were to vest 25% annually beginning January 3, 2004, but the agreements were amended to delay the annual vesting until March 3, 2004. The total number of restricted stock units outstanding at December 31, 2003 and the value based on the closing price of a share of Common Stock on such date are: Mr. Bell, 100,000 units ($906,000), Mr. Roussey, 31,668 units ($286,912), Mr. French, 98,334 units
      ($890,906). Restricted stock units are not entitled to earn dividends, and the holders are not entitled to vote the shares underlying the units.

(5)   Includes hiring bonus of $9,615.

(6)   Represents allowance for moving expenses.

(7) All payments to Mr. French are paid in British pounds and have been converted into U.S. dollars as of the December 31 of the year for which such payment is shown.

(8) Represents car allowance of $10,671, critical illness payment of $37,144 and pension contribution of $21,342.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information with respect to option grants in fiscal year 2003 to the Named Executive Officers.

                                                                                     Potential Realizable Value at
                          Number of      Percent of                                  Assumed Annual Rates of Stock
                          Securities    Total Options                                Price Appreciation for Option
                          Underlying     Granted to      Exercise or                 -----------------------------
                           Options      Employees in      Base Price     Expiration              Term(1)
         Name            Granted (#)   Fiscal Year (%)    ($/Share)         Date           5%              10%
         ----            -----------   ---------------    ---------         ----           --              ---
W. Donald Bell              100,000(2)         7.0%           $7.23       08/27/08     $199,752         $441,399
Philip M. Roussey            20,000(3)         1.4%           $7.23       08/27/08      $39,950          $88,280
James E. Illson              50,000(4)         3.5%           $4.12       05/22/08      $56,914         $125,765
Walter E. Tobin             200,000(5)        14.0%           $5.03       04/09/08     $277,939         $614,173
Ian French                    --             --               --             --             --               --

------------

(1) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders, continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

(2)   Option is exercisable 100% one year from grant date.

(3) Option is exercisable 25% per year over four years, commencing August 27, 2004.

(4) Option is exercisable 25% per year over four years, commencing May 22, 2004.

(5) Option is exercisable 25% per year over four years, commencing April 9, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

      The following table provides information with respect to option exercises in fiscal year 2003 and the number and value of options at December 31, 2003 by the Named Executive Officers.

                            Shares                                                       Value of Unexercised
                           Acquired                   Total Number of Unexercised       In-the-Money Option at
                              on           Value       Options at Fiscal Year End         Fiscal Year End (1)
                           Exercise      Realized     ---------------------------     ----------------------------
         Name                (#)           ($)        Exercisable   Unexercisable     Exercisable    Unexercisable
         ----                ---           ---        -----------   -------------     -----------    -------------
W. Donald Bell                --            --           63,750        111,250          $301,327          $236,175
Philip M. Roussey           45,000       $176,073        72,000         38,000          $241,884           $88,868
James E. Illson               --            --           62,500        237,500          $322,500        $1,214,500
Walter E. Tobin               --            --               --        200,000              --            $806,000
Ian French                    --            --           22,500         22,500              --               --

----------

(1) Based on a market value of the underlying securities of $9.06 at December 31, 2003.

                                PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, of the Company's Common Stock from December 31, 1998 through December 31, 2003 for Bell Microproducts Inc., the S&P 500 Composite Index (the "S&P 500") and the Pacific Stock Exchange Technology Index (the "PSE High Tech Index"). The graph assumes that $100 was invested in the Company's Common Stock on December 31, 1998 and in the S&P 500 and the PSE High Tech Index at the closing price on such date. Note that historic stock price performance is not necessarily indicative of future stock price performance. The Company's stock price on December 31, 2003 was $9.06.

                                  (LINE CHART)

                                   12/31/98       12/31/99       12/31/00      12/31/01       12/31/02     12/31/03
                                   --------       --------       --------      --------       --------     --------
Bell Microproducts Inc.              $100           $119           $257          $205           $ 90          $147
PSE Hi-Tech Index                    $100           $216           $181          $153           $102          $155
S&P 500 Index                        $100           $120           $107          $ 93           $ 72          $ 90

                                  OTHER MATTERS

      The Company's Annual Report to shareholders for fiscal year 2003 is being mailed with this proxy statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition, results of operations and certain information about the Company's executive officers.

      The Company knows of no other matters to be submitted to the meeting. if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                          BY ORDER OF THE BOARD OF DIRECTORS


                          James E. Illson
                          Executive Vice President, Finance and Operations
San Jose, California          and Chief Financial Officer

April 29, 2004

                                                                      APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                            BELL MICROPRODUCTS, INC.


PURPOSE:

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, the performance and selection of independent accountants, and the Company's audit and financial reporting process. The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Bell Microproducts, Inc. and its subsidiaries (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived from such examinations, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The Committee's function is one of oversight only and shall not relieve the Company's management of its responsibilities for preparing financial statements which accurately and fairly present the Company's financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

MEMBERSHIP:

The Audit Committee will consist of three independent directors of the Company, as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules of the National Association of Securities Dealers, Inc. ("NASD"). Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an "audit committee financial expert" as defined by the Securities and Exchange Commission.

RESPONSIBILITIES:
To fulfill its responsibilities and duties, the Audit Committee shall:

          1. Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

          2. Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles ("GAAP").

          3. Review the financial, investment and risk management policies followed by the Company in operating its business activities.

          4. Review the Company's annual audited financial statements, related disclosures, including the MD&A portion of the Company's filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

          5. Review any management letters or internal control reports prepared by the independent accountants or the Company's internal auditors and responses to prior management letters, and review with the independent accountants the Company's internal financial controls.

          6. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

          7. Be responsible for the appointment, determination of the funding for and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting). The independent accountants shall report directly to the Audit Committee.

          8. Pre-approve all services that may be provided to the Company by the independent accountants whether or not related to the audit, and review the hiring policies for any employees or former employees of the independent accountants.

          9. Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants all significant relationships the accountants have with the Company which may affect the accountants' independence.

          10. For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer and review with the independent accountants the results of the their review of the interim financial information and audit of the annual financial statements.

          11. Review management's analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act.

          12. Following completion of the annual audit, review separately with the independent accountants, the Internal Audit Services department, and management any significant difficulties encountered during the course of the audit.

          13. Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder.

          14. Report to the Board on a regular basis on the major events covered by the Audit Committee and make recommendations to the Board and management concerning these matters.

          15. Perform any other activities consistent with this charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company's legal and regulatory compliance.

          16. Approve all transactions between the Company and a Related Party, as defined by applicable SEC and NASD Rules.

          17. Establish procedures for:

               (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.




MEETINGS:

The Audit Committee will meet at least four times each year, including private meetings with both the Director of Internal Audit and the external auditors prior to releasing earnings. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report. However, the Committee will meet at any time that the independent accountants believe communication to the Committee is required. The Audit Committee will meet separately with the Director of Internal Audit as it deems appropriate to review any significant issues.

At all Audit Committee meetings a majority of the total number of members shall constitute a quorum. A majority of the members of the Committee shall be empowered to act on behalf of the Committee. Minutes shall be kept of each meeting of the Committee.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                      BELL MICROPRODUCTS INC.                         PROXY

                  PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 26, 2004

      The undersigned shareholder of Bell Microproducts Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2004 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 26, 2004 at 1:00 p.m., local time, at the offices of the Company, 1941 Ringwood Avenue, San Jose, California, and hereby revokes all previous proxies and appoints W. Donald Bell and James E. Illson, or either of them, will full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE
               THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                 (Continued, and to be signed on the other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                             [X]  Please mark your votes as this

                                                                        WITHHOLD
1.     ELECTION OF DIRECTORS:  Nominees                       FOR       FOR ALL
       W. Donald Bell, Gordon A. Campbell,                   [   ]        [   ]
       Glenn E. Penisten, Edward L. Gelbach,
       James E. Ousley, Eugene B. Chaiken,
       David M. Ernsberger and Mark L. Sanders

       INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided opposite.

2.     Proposal to approve amendment to the Amended           FOR        AGAINST      ABSTAIN
       and Restated Articles of Incorporation to             [   ]        [   ]        [   ]
       increase the number of authorized shares of
       Common Stock from 40,000,000 to 80,000,000.

3.     Proposal to ratify the appointment of                   FOR       AGAINST      ABSTAIN
       PricewaterhouseCoopers LLP as                          [   ]        [   ]       [   ]
       independent auditors for the Company for
       the fiscal year ending December 31, 2004.

       In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

       I PLAN TO ATTEND THE MEETING                            [   ]

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s)                                           Dated              , 2004
              -----------------------------------------      -------------

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the offices held designated. If shares are held by joint tenants or as community property, both holders should sign.)

2929619